Ferrellgas, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)
As of October 31, 2004 and July 31, 2004

FERRELLGAS, INC. AND SUBSIDIARIES

Table of Contents

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

Page
Condensed Consolidated Balance Sheets - October 31, 2004 and July 31, 2004	1
Notes to Condensed Consolidated Balance Sheets	2

FERRELLGAS, INC. AND SUBSIDIARIES
(a wholly-owned subsidiary of Ferrell Companies, Inc.)

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

ASSETS	October 31, 2004	July 31, 2004
Current assets:
Cash and cash equivalents	$24,034	$15,887
Accounts and notes receivable, net	125,360	114,211
Inventories	153,950	103,578
Prepaid expenses and other current assets	13,331	10,075

Total current assets	316,675	243,751
Property, plant and equipment, net	849,884	847,106
Goodwill	496,013	495,976
Intangible assets, net	271,171	265,125
Other assets, net	18,812	15,642

Total assets	$1,952,555	$1,867,600

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable	$171,118	$104,309
Other current liabilities	89,831	92,920
Short-term borrowings	78,756	--

Total current liabilities	339,705	197,229
Long-term debt	1,097,984	1,153,652
Deferred income taxes	2,569	2,569
Other liabilities	21,690	20,531
Contingencies and commitments (Note G)	--	--
Minority interest	398,924	380,795
Parent investment in subsidiary	165,531	186,596
Stockholder's equity (deficiency):
Common stock, $1 par value;
10,000 shares authorized; 990 shares issued	1	1
Additional paid-in-capital	16,623	15,462
Note receivable from parent	(146,804)	(146,830)
Retained earnings	55,017	56,865
Accumulated other comprehensive income	1,315	730

Total stockholder's equity (deficiency)	(73,848)	(73,772)

Total liabilities and stockholder's equity (deficiency)	$1,952,555	$1,867,600

FERRELLGAS, INC. AND SUBSIDIARIES
(a wholly-owned subsidiary of Ferrell Companies, Inc.)

NOTES TO CONDENSED CONSOLIDATED BALANCE SHEETS
OCTOBER 31, 2004
(Dollars in thousands, unless otherwise designated)
(unaudited)

A.	Organization

The accompanying condensed consolidated balance sheets and related notes present the consolidated financial position of Ferrellgas, Inc. (the “Company”), its subsidiaries and its partnership interest in Ferrellgas Partners, L.P. (“Ferrellgas Partners”) and Ferrellgas, L.P. (“the operating partnership,” collectively referred to as “Ferrellgas”). The Company is a wholly-owned subsidiary of Ferrell Companies, Inc. ("Ferrell Companies").

The condensed consolidated balance sheets of the Company reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the interim period presented. All adjustments to the condensed consolidated balance sheets were of a normal, recurring nature. The information included in this report should be read in conjunction with the consolidated balance sheets and accompanying notes as set forth in the Company’s consolidated balance sheets as of July 31, 2004 and 2003.

B.	Accounting estimates

The preparation of balance sheets in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheets. Actual results could differ from these estimates. Significant estimates impacting the condensed consolidated balance sheets include accruals that have been established for contingent liabilities, pending claims and legal actions arising in the normal course of business, useful lives of property, plant and equipment assets, residual values of tanks, amortization methods of intangible assets and valuation methods of derivative commodity contracts.

C.	Nature of operations

The Company is a holding entity that conducts no operations and has two subsidiaries, Ferrellgas Partners and Ferrellgas Acquisition Company, LLC (“Ferrellgas Acquisition”). Limited operations are conducted by or through Ferrellgas Acquisition, whose only purpose is to acquire the tax liabilities of acquirees of Ferrellgas. The Company owns a 1% general partner interest in Ferrellgas Partners. Ferrellgas, L.P. is the only operating subsidiary of Ferrellgas Partners.

Ferrellgas is engaged primarily in the distribution of propane and related equipment and supplies in the United States. The propane distribution market is seasonal because propane is used primarily for heating in residential and commercial buildings. Ferrellgas serves more than one million residential, industrial/commercial, portable tank exchange, agricultural and other customers.

D.	Business combinations

During fiscal 2004, the Company completed a material business combination. The business combination was accounted for under the purchase method and the assets acquired and liabilities assumed were recorded at their estimated fair market values as of the acquisition date. The preliminary allocation of assets and liabilities may be adjusted to reflect the final determined amounts during a period of time following the business combination. The Blue Rhino acquisition allocation is preliminary pending the completion of the valuation of intangible assets and certain other liabilities. The final valuation and allocation will be completed in fiscal 2005.

	Allocation of purchase price
Business combinations	Purchase price	Working capital	Property plant & equipment	Intangible assets	Goodwill	Other
Blue Rhino (April 2004)	$410,797	$21,333	$91,544	$164,100	$133,359	$461

Blue Rhino acquisition

On April 20, 2004, FCI Trading Corp. (“FCI Trading”), an affiliate of the Company, acquired all of the outstanding common stock of Blue Rhino Corporation in an all-cash merger. Pursuant to an Agreement and Plan of Merger dated February 8, 2004, a subsidiary of FCI Trading merged with and into Blue Rhino Corporation whereby the then current stockholders of Blue Rhino Corporation were granted the right to receive a payment from FCI Trading of $17.00 in cash for each share of Blue Rhino Corporation common stock outstanding on April 20, 2004. FCI Trading thereafter became the sole stockholder of Blue Rhino Corporation and immediately after the merger, FCI Trading converted Blue Rhino Corporation into a limited liability company, Blue Rhino LLC.

In a non-cash contribution, pursuant to a Contribution Agreement dated February 8, 2004, FCI Trading contributed on April 21, 2004 all of the membership interests in Blue Rhino LLC to the operating partnership through a series of transactions and the operating partnership assumed FCI Trading’s obligation under the Agreement and Plan Of Merger to pay the $17.00 per share to the former stockholders of Blue Rhino Corporation together with other specific obligations, as detailed in the following table:

Assumption of obligations under the contribution agreement	$343,414
Common units and general partner interest issued	8,700
Assumption of Blue Rhino's bank credit facility outstanding balance	43,719
Assumption of other liabilities and acquisition costs	14,964

$410,797

Also on April 21, 2004, subsequent to the contribution described above, Blue Rhino LLC merged with and into the operating partnership. The former operations of Blue Rhino LLC will hereafter be referred to as “Blue Rhino.”

The Company’s valuation of the tangible and intangible assets of the Blue Rhino acquisition resulted in the recognition of goodwill of $133.4 million. This preliminary valuation of goodwill was based on the Company’s belief that the contributions of Blue Rhino will be beneficial to the Company’s and Blue Rhino’s operations as Blue Rhino’s counter-seasonal business activities and anticipated future growth is expected to provide the Company with the ability to better utilize its seasonal resources to complement the Company’s retail distribution locations with Blue Rhino’s existing distributor network.

E.	Accounts receivable securitization

The Company transfers certain of its trade accounts receivable to Ferrellgas Receivables, LLC (“Ferrellgas Receivables”), a wholly-owned unconsolidated, special purpose entity, and retains an interest in a portion of these transferred receivables. As these transferred receivables are subsequently collected and the funding from the accounts receivable securitization facility is reduced, the Company’s retained interest in these receivables is reduced. As of October 31, 2004 and 2003, the balance of the retained interest was $14.3 million and $12.0 million, respectively and was classified as accounts receivable on the condensed consolidated balance sheets. At October 31, 2004, $75.0 million had been transferred.At October 31, 2004, the Company did not have any remaining capacity to transfer additional trade accounts receivable. The weighted average discount rate used to value the retained interest in the transferred receivables was 2.3% during the three months ended October 31, 2004. The Company renewed the facility for an additional 364-day commitment on September 21, 2004.

F.	Supplemental balance sheet information

Inventories consist of:

	October 31, 2004	July 31, 2004
Propane gas and related products	$121,309	$69,570
Appliances, parts and supplies	32,641	34,008

	$153,950	$103,578

In addition to inventories on hand, the Company enters into contracts to buy product for supply purposes, primarily propane for supply procurement purposes. Nearly all of these contracts have terms of less than one year and most call for payment based on market prices at the date of delivery. All fixed price contracts have terms of less than one year.

Intangible assets, net consist of:

	October 31, 2004			July 31, 2004
	Gross carrying amount	Accum-ulated amortization	Net	Gross carrying amount	Accum-ulated amortization	Net
Amortized intangible assets
Customer lists	$335,527	$(144,291)	$191,236	$326,352	$(140,766)	$185,586
Non-compete agreements	34,713	(18,825)	15,888	71,697	(56,468)	15,229
Other	6,312	(1,265)	5,047	6,289	(979)	5,310

	376,552	(164,381)	212,171	404,338	(198,213)	206,125
Unamortized intangible assets
Tradenames &trademarks	59,000	--	59,000	59,000	--	59,000

	$435,552	$(164,381)	$271,171	$463,338	$(198,213)	$265,125

G.	Contingencies and commitments

The Company’s operations are subject to all operating hazards and risks normally incidental to handling, storing, transporting and otherwise providing for use by consumers of combustible liquids such as propane. As a result, at any given time, the Company is threatened with or named as a defendant in various lawsuits arising in the ordinary course of business. Currently, the Company is not a party to any legal proceedings other than various claims and lawsuits arising in the ordinary course of business. It is not possible to determine the ultimate disposition of these matters; however, management is of the opinion that there are no known claims or contingent claims that are reasonably expected to have a material adverse effect on the condensed consolidated financial condition of the Company.

H.	Adoption of new accounting standards

The Financial Accounting Standards Board (“FASB”) recently issued SFAS No. 123R “Share Based Payment.” SFAS No. 123R is a revision to SFAS No. 123, “Accounting for Stock Based Compensation” and supersedes APB No. 25, “Accounting for Stock Issued to Employees.” SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for employee services in share based payment transactions. It requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award and recognize the cost over the period during which an employee is required to provide service in exchange for the award. This statement is effective for public entities and for non-public entities as of the beginning of the first interim or annual reporting period that begins after June 15, 2005, or December 15, 2005, respectively. The Company is currently studying SFAS No. 123R and assessing its effect on the Company’s financial position.

I.	Transactions with related parties

JEF Capital Management, Inc. (“JEF Capital”) is beneficially owned by James E. Ferrell (“Mr. Ferrell”), Chairman, Chief Executive Officer and President of the Company, and thus is an affiliate. JEF Capital directly owns 100% of Ferrellgas Partners’ senior units. Ferrellgas Partners paid senior unit distributions of $2.0 million to JEF Capital on both September 14, 2004 and December 15, 2004.

Ferrell Companies is the sole shareholder of the Company and beneficially owns 18.0 million common units of Ferrellgas Partners. On both September 14, 2004 and December 15, 2004, Ferrellgas Partners paid a common unit distribution of $9.0 million to Ferrell Companies for the three month period ended July 31, 2004 and October 31, 2004, respectively.

Operations

Ferrell International Limited (“Ferrell International”) is beneficially owned by Mr. Ferrell, and thus is an affiliate. The Company enters into transactions with Ferrell International in connection with the Company’s risk management activities and does so at market prices in accordance with the Company’s affiliate trading policy approved by the Company’s Board of Directors. These transactions include forward, option and swap contracts and are all reviewed for compliance with the policy. The Company also provides limited accounting services for Ferrell International.

There was $1.1 million due from Ferrell International at October 31, 2004.

J.	Subsequent event

On November 12, 2004, Ferrellgas Partners received $40.0 million pursuant to the issuance of 2.1 million common units in a private offering to a single purchaser.